1999 SECOND AMENDMENT AGREEMENT TO
          $37,000,000 AMENDED AND RESTATED LOAN AGREEMENT AND TERM NOTE


         THIS AMENDMENT AGREEMENT, made and entered into as of this 27th day of August, 1999, by and between SPEIZMAN INDUSTRIES, INC., a Delaware corporation (the "Borrower"), WINK DAVIS EQUIPMENT CO., INC., a Georgia corporation ("WD"), TODD MOTION CONTROLS, INC., a North Carolina corporation ("TMC") and BANK OF AMERICA, N.A. d/b/a NATIONSBANK, N.A., successor to NATIONSBANK, N.A., a national banking association (the "Lender");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to the $37,000,000 Amended and Restated Loan Agreement dated as of July 31, 1997 between Borrower and Lender, as amended by 1998 First Amendment Agreement thereto dated as of February 6, 1998 and 1998 Second Amendment Agreement dated as of December 30, 1998 and 1999 First Amendment Agreement thereto dated as of May 17, 1999, among the Borrower, WD, TMC and the Lender (collectively the "Loan Agreement"), arrangements were made for the extension by the Lender to the Borrower of credit on the terms and conditions set forth in such Loan Agreement;

         WHEREAS, under the Loan Agreement, the Borrower obtained a Credit Facility in the maximum aggregate principal amount at any time outstanding of up to $37,000,000, of which (i) up to $30,000,000 may be allocated under a "Letter of Credit Facility" for the issuance of documentary Letters of Credit to support the Borrower's purchase and importing of (x) presold textile machinery in the ordinary course of its business and (y) in certain cases, equipment to be held as inventory for sale and, within such $30,000,000, up to $8,500,000 may be allocated to borrowings for the Borrower's short term operating needs under a Revolving Line of Credit, and up to $500,000 may be allocated for the issuance of Standby Letters of Credit, as provided in such Loan Agreement, and (ii) up to $7,000,000, as subsequently increased to $8,050,000 by Note Modification Agreement dated February 6, 1998, may be allocated as a term loan, all upon the terms and conditions provided in the Loan Agreement;

         WHEREAS, under the Loan Agreement, the Borrower has issued to the Lender its Amended and Restated Revolving Credit Note dated July 31, 1997 in the principal amount of $8,500,000 (the "Revolving Credit Note");

         WHEREAS, under the Loan Agreement, the Borrower has issued to the Lender its Term Note dated July 31, 1997 in the original principal amount of $7,000,000, as subsequently increased to $8,050,000 by Note Modification Agreement dated February 6, 1998 (the "Term Note");

         WHEREAS, collateral for the indebtedness and obligations of the Borrower in respect of the Loan Agreement, the Revolving Credit Note and the Letter of Credit Facility is provided under the Amended and Restated Security Agreement dated July 31, 1997 between the Borrower, WD and the Lender and a Security Agreement dated as of February 6, 1998 between TMC and the Lender (collectively, the "Security Agreement");

         WHEREAS, the Borrower has requested that the Lender agree to certain modifications to the Loan Agreement to (i) increase the Committed Amount under the Revolving Line of Credit from $6,000,000 to $10,000,000 on a temporary basis and (ii) temporarily modify the Borrowing Base;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein set forth, it is hereby agreed as follows:

         1. Terms. All terms used herein without definition, unless the context clearly requires otherwise, shall have the meanings provided therefor in the Loan Agreement.

         2. Amendment to Loan Agreement.

            (A) Section 1.12 of the Loan Agreement (entitled "Borrowing Base") is rewritten in its entirety to read as follows:

                           "1.12. "Borrowing Base" means the sum as of the date
                  of determination of (i) Eligible Accounts multiplied by 80% and (ii) Eligible Inventory multiplied by 30%, and (iii) L/C Credit multiplied by 50%, and (iv) Cash Collateral multiplied by 100% and (v) if such date of determination occurs between the period August 12, 1999 and October 31, 1999, $2,000,000, all determined pursuant to the Borrowing Base Certificate."

            (B) Section 2.4(b) of the Loan Agreement is hereby amended to provide for a temporary increase in the Committed Amount to $10,000,000 by adding the following subparagraph (iv) as follows:

                           "(iv) Notwithstanding the foregoing, the Committed
                  Amount shall be $10,000,000 during the period August 12, 1999 to October 31, 1999, subject to such permanent reductions as may be required hereunder during such period. At November 1, 1999 and thereafter, the Committed Amount shall be permanently reduced to $6,000,000, less any other permanent reductions which may otherwise be required hereunder."

            (C) Section 3.1 of the Loan Agreement is hereby amended to add the following sentence following the last paragraph thereof:

                  "Notwithstanding the foregoing, at November 1, 1999 and thereafter, the Maximum Amount shall be $27,500,000."

            (D) Each of the Borrower, WD and TMC hereby agrees and confirms that all liens and security interests securing the indebtedness evidenced by the Note shall cover all additional indebtedness created under the Note and that the liens and security interests created under the Loan Documents, including the Security Agreement and the Cash Collateral Documents, shall cover all indebtedness evidenced by the Note as increased by this Amendment Agreement. The Borrower further agrees and confirms that this Amendment Agreement shall constitute a modification to the Revolving Credit Loan and the Note and not a novation thereof.

         3. Representations and Warranties. Each of the Borrower, WD and TMC hereby jointly and severally represents and warrants that:

            (A) There has been no material change, and there exists no known prospective change, in the condition, financial or otherwise, of the Borrower, WD or TMC since the date of the most recent financial reports received by the Lender, other than changes in the ordinary course of business, none of which has been a materially adverse change;

            (B) The business and properties of the Borrower, WD or TMC are not, and since the date of the most recent financial reports thereof received by Lender have not, been materially adversely affected as the result of any fire, explosion, earthquake, chemical spill, accident, strike, lockout, combination of workmen, flood, embargo, riot, or cancellation or loss of any major contracts;

            (C) No event has occurred and no condition exists which, either prior to or upon the consummation of the transactions contemplated hereby, constitutes an Event of Default under the Loan Agreement, either immediately or with the lapse of time or the giving of notice, or both;

            (D) The property which is collateral for the indebtedness of the Borrower, WD or TMC to the Lender under the Security Agreement and other collateral documents of the Borrower, WD or TMC in favor of the Lender are subject to no liens or encumbrances except Permitted Liens;

            (E) The execution, delivery and performance by the Borrower, WD or TMC of its obligations under this Amendment Agreement will not cause a violation or default under any indenture, loan agreement, or other agreement of, or applicable to, the Borrower, WD or TMC; and

            (F) Each of the Borrower, WD and TMC has the requisite corporate power and authority to execute, deliver and perform this Amendment Agreement; each of such documents has been duly authorized, executed and delivered; and each of such documents constitutes a valid, binding and enforceable instrument, obligation or agreement of the Borrower, WD or TMC, in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally.

         4. Effectiveness of Documents. The terms and conditions hereof shall not be effective until each of the following are delivered to the Lender:

            (A) Amendment Agreement. Three (3) fully executed originals of this Amendment Agreement.

            (B) Resolutions of Borrower. Resolutions of the Borrower, WD and TMC certified by its secretary or assistant secretary of each as of the date hereof, approving and adopting this Amendment Agreement and the other documents to be executed by the Borrower, WD and TMC.

            (C) Opinions. An opinion of counsel to the Borrower, WD and TMC covering the matters covered by its prior opinion on the Loan Agreement.

            (D) Certificate of Authority. Certificate of a recent date of the Secretary of State of North Carolina as to the authority of the Borrower, WD and TMC to do business in North Carolina and the good standing of the Borrower, WD and TMC.

            (E) No Litigation Certificate. Certificate of the chief financial officer of the Borrower, WD and TMC to the effect that no litigation or proceedings are pending or threatened which might reasonably be expected to materially adversely affect the Borrower's, TMC's or WD's ability to perform its obligations under this Amendment Agreement or any Loan Document or operation of the Borrower's, TMC's or WD's business. The Borrower, WD and TMC shall also deliver no litigation certificates for the two prior amendments to the Agreement.

            (F) Other Documents, Etc. Such other documents, instruments and certificates as the Lender may reasonably request.

         5. Miscellaneous.

            (A) This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties, or commitments, express or implied, have been made by any other party to the other regarding the subject matter hereof. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled, orally or otherwise, except in a writing, signed by the party to be charged therewith, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof, unless expressly so stated.

            (B) Except as hereby specifically amended, modified, or supplemented, the Loan Agreement, the Loan Documents and all other agreements, documents, and instruments related thereto are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

            (C) This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

            (D) This Amendment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

            (E) Upon request of the Lender, each of the parties hereto will duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes hereof, including documents deemed necessary by the Lender to more fully evidence the obligations of Borrower, TMC or WD to Lender and protect and perfect the collateral therefor.

            (F) The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of the documents executed in connection with this Amendment Agreement, including without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Lender.

            (G) Each of WD and TMC (collectively the "Guarantors") as guarantors under, in the case of WD, a Guaranty Agreement dated July 31, 1997 from the WD in favor of the Lender and, in the case of TMC, a Guaranty Agreement dated February 6, 1998, of TMC in favor of the Lender, hereby joins in this Amendment Agreement to join in the terms hereof and evidence its consent to the terms and conditions hereof.


                      [Signatures appear on following page]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereof by the Company and the Lender.

ATTEST:                                     SPEIZMAN INDUSTRIES, INC.


/s/ James H. McCorkle, III                  By: /s/ Robert S. Speizman
-----------------------------                  ------------------------------
__________ Secretary                        Name: Robert S. Speizman
                                            Title: President



ATTEST:                                     WINK DAVIS EQUIPMENT CO., INC.


/s/ Dana Russell                            By:  /s/ James H. McCorkle, III
-----------------------------                  ------------------------------
Assistant Secretary                         Name: James H. McCorkle, III
                                            Title:  Vice President



ATTEST:                                     TODD MOTION CONTROLS, INC.


/s/ James H. McCorkle, III                  By: /s/ Robert S. Speizman
-----------------------------                  ------------------------------
__________ Secretary                        Name: Robert S. Speizman
                                            Title: President



                                            BANK OF AMERICA, N.A.
                                            d/b/a NATIONSBANK, N.A.
                                            successor to NATIONSBANK, N.A.


                                            By:______________________________
                                            Name:____________________________
                                            Title:_____________________________